Exhibit 99.1

BSD Medical Corporation Reports First Quarter 2015 Financial Results

Investor & Analyst Conference Call Today at 2:00 p.m. Eastern Time/12:00 p.m. Mountain Time

Salt Lake City – January 15, 2015 – BSD Medical Corporation (NASDAQ:BSDM) (Company or BSD), a leading provider of medical systems that utilize heat therapy to treat cancer, today reported financial results for the fiscal first quarter of 2015 ended November 30, 2014.

Total revenues were $843,168 for the first quarter ended November 30, 2014, a decrease of 37% compared to total revenues of $1,330,645 for the three months ended November 30, 2013. Product sales in the three months ended November 30, 2013 included significant stocking orders from Terumo for MicroThermX® systems. The decrease in product sales revenues was partially offset by modest increases in sales of MicroThermX disposable devices and service contracts and other revenues, along with increases in rental of MicroThermX systems on a fee per use basis. During the three months ended November 30, 2014, BSD recognized partial revenue on one hyperthermia system. By comparison, during the three months ended November 30, 2013, BSD sold two hyperthermia systems.

Total gross margin was $392,339, or approximately 47% of total revenues, for the three months ended November 30, 2014 and $691,333, or approximately 52%, for the three months ended November 30, 2013. The decrease in gross margin and gross margin percentage in the three months ended November 30, 2014 compared to the three months ended November 30, 2013 resulted primarily from the decrease in product sales.

Operating expenses increased to $2.4 million for the first quarter of fiscal 2015 from $2.2 million for the comparable period last year. Research and development expenses declined to $469,719 for the first quarter of fiscal 2015, from $502,757 for the first quarter of fiscal 2014. Selling, general and administrative expenses for the first quarter of fiscal 2015 increased to $1,951,373 from $1,704,713 for the first quarter of fiscal 2014.

The Company reported a net loss of $2.0 million, or $0.05 per share, for the first quarter of fiscal 2015, compared to a net loss of $1.5 million, or $0.04 per share, for the first quarter of fiscal 2014.
As of November 30, 2014, BSD had cash and cash equivalents of $6.2 million and no long-term debt.

Effective November 10, 2014, BSD’s Board of Directors appointed Clint Carnell, 45, President, Chief Executive Officer, and member of the Board of Directors. In a series of investor and analyst meetings being held this week in the San Francisco Bay Area, Carnell discussed his 60-day assessment of BSD and immediate change in direction for the Company. Going forward, BSD will focus on microwave ablation and plans to exit its hyperthermia business in 2015.

Subsequent to the end of the fiscal first quarter, the Board of Directors of BSD changed the Company’s fiscal year end from August 31 to December 31, beginning December 31, 2014. The report covering the Company’s transition period ended December 31, 2014 will be filed on Form 10-K.

Investor & Analyst Conference Call and Webcast Today at 2:00 p.m. Eastern time/12:00 p.m. Mountain time

Individuals interested in listening to the conference call may do so by visiting the Investor Relations section of the Company's website at www.BSDMedical.com or by dialing 800.860.2442 from the United States, or 412.858.4600 from outside the United States, and referencing “BSD Medical.”

A telephone replay will be available through January 22, 2015, by dialing 877.344.7529 from the United States, or 412.317.0088 from outside the United States, and entering conference ID 10057961. A webcast replay will be available for 90 days.

About BSD Medical Corporation

BSD Medical Corporation develops, manufactures, markets and services systems to treat cancer and benign diseases using heat therapy, which is delivered using focused radiofrequency (RF) and microwave energy. BSD’s product lines include both hyperthermia and ablation treatment systems. BSD’s MicroThermX® microwave ablation system has been developed as a stand-alone therapy to employ precision-guided microwave energy to ablate (destroy) soft tissue. The Company has developed extensive intellectual property, multiple products in the market and established distribution in the United States, Europe and Asia. Certain of the Company’s products have received regulatory approvals and clearances in the United States, Europe and China.

For further information visit BSD Medical's website atwww.BSDMedical.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts, including statements relating to our 2015 and other future plans, our target treatment rate, and financial performance relating to microwave ablation are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including the market demand for our MicroThermX products and the regulatory requirements we face. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, except as required by law.

Contact

Tricia Ross
Financial Profiles
310-622-8226
tross@finprofiles.com

BSD MEDICAL CORPORATION
Condensed Balance Sheets
(Unaudited)
ASSETS	November 30, 2014	August 31, 2014
Current assets:
Cash and cash equivalents	$6,206,193	$8,130,416
Accounts receivable, net of allowance for doubtful accounts of $20,000	345,263	366,887
Related party trade accounts receivable	5,888	8,322
Inventories, net	2,363,854	2,329,189
Other current assets	93,810	146,319
Total current assets	9,015,008	10,981,133

Property and equipment, net	1,238,181	1,267,661

	$10,253,189	$12,248,794

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$494,655	$548,897
Accrued liabilities	845,878	866,528
Note payable	8,338	33,279
Customer deposits	41,667	41,781
Deferred revenue	67,288	96,043
Total current liabilities	1,457,826	1,586,528

Total liabilities	1,457,826	1,586,528

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.001 par value, 80,000,000 shares authorized, 39,713,540 shares issued	39,714	39,714
Additional paid-in capital	63,559,661	63,394,556
Treasury stock, 24,331 shares at cost	(234)	(234)
Accumulated deficit	(54,803,778)	(52,771,770)
Total stockholders’ equity	8,795,363	10,662,266

	$10,253,189	$12,248,794

BSD MEDICAL CORPORATION
Condensed Statements of Comprehensive Loss
(Unaudited)

	Three Months Ended November 30,
	2014	2013
Revenues:
Sales	$520,408	$1,231,559
Sales to related parties	215,860	16,686
Equipment rental	106,900	82,400

Total revenues	843,168	1,330,645

Cost of revenues:
Cost of sales	316,542	628,711
Cost of related party sales	131,340	7,654
Cost of equipment rental	2,947	2,947

Total cost of revenues	450,829	639,312

Gross margin	392,339	691,333

Operating costs and expenses:
Research and development	469,719	502,757
Selling, general and administrative	1,951,373	1,704,713

Total operating costs and expenses	2,421,092	2,207,470

Loss from operations	(2,028,753)	(1,516,137)

Other income (expense):
Interest income	4,387	6,323
Other income (expense)	(7,642)	(3,047)

Total other income (expense)	(3,255)	3,276

Loss before income taxes	(2,032,008)	(1,512,861)

Income tax benefit	-	-

Net loss and comprehensive loss	$(2,032,008)	$(1,512,861)

Net loss per common share:
Basic	$(0.05)	$(0.04)
Diluted	$(0.05)	$(0.04)

Weighted average number of shares outstanding:
Basic	39,689,000	33,982,000
Diluted	39,689,000	33,982,000

BSD MEDICAL CORPORATION
Condensed Statements of Cash Flows
(Unaudited)

	Three Months Ended November 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(2,032,008)	$(1,512,861)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	32,193	30,121
Stock-based compensation	165,105	216,229
Decrease (increase) in:
Receivables	24,058	(266,923)
Inventories	(34,665)	(184,644)
Other current assets	52,509	39,074
Increase (decrease) in:
Accounts payable	(54,242)	(9,544)
Accrued liabilities	(20,650)	(157,840)
Customer deposits	(114)	17,097
Deferred revenue	(28,755)	(29,193)

Net cash used in operating activities	(1,896,569)	(1,858,484)

Cash flows from investing activities:
Purchase of property and equipment	(2,713)	(11,776)

Cash flows from financing activities:
Payments on note payable	(24,941)	-

Net decrease in cash and cash equivalents	(1,924,223)	(1,870,260)
Cash and cash equivalents, beginning of period	8,130,416	9,450,528

Cash and cash equivalents, end of period	$6,206,193	$7,580,268